UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2015

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

222 Berkeley Street Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with Houghton Mifflin Harcourt Company’s (the “Company”) closing of the Acquisition referred to in Item 2.01, below, its wholly-owned subsidiaries, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC and Houghton Mifflin Harcourt Publishing Company (“HMH”), as borrowers (the “Borrowers”), and the Company entered into an amended and restated term loan credit facility (the “New Term Loan Facility”) dated as of May 29, 2015 with the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, to increase its outstanding term loan credit facility from $178.9 million to $800.0 million, all of which was drawn at closing. The New Term Loan Facility matures on May 29, 2021 and the interest rate is based, at the Borrowers’ election, on LIBOR plus 3.00% or an alternative base rate plus applicable margins. LIBOR is subject to a floor of 1.0%. The New Term Loan Facility is guaranteed by the Company and its domestic subsidiaries and secured by substantially all assets of the Company and its domestic subsidiaries pursuant to the amended and restated guarantee and collateral agreement (the “New Guarantee and Collateral Agreement”) dated as of May 29, 2015 between the Company, the Borrowers and Citibank, N.A., as collateral agent.

The New Term Loan Facility may be prepaid, in whole or in part, at any time, without premium, except in the case of a re-pricing event within the first 6 months of the New Term Loan Facility, in which case, a 1.00% premium shall be paid. The New Term Loan Facility is required to be repaid in equal quarterly installments equal to 0.25% of the aggregate principal amount outstanding under the New Term Loan Facility immediately prior to the first quarterly payment date.

The New Term Loan Facility does not require the Borrowers or the Company to comply with financial covenants. The New Term Loan Facility is subject to usual and customary conditions, representations, warranties and covenants, including restrictions on additional indebtedness, liens, investments, mergers, acquisitions, asset dispositions, dividends to stockholders, repurchase or redemption of our stock, transactions with affiliates and other matters. The New Term Loan Facility is subject to customary events of default. If an event of default occurs and is continuing, the administrative agent may, or at the request of certain required lenders shall, accelerate the obligations outstanding under the New Term Loan Facility (except for a bankruptcy event of default, in which case, such amounts will automatically become due and payable).

The foregoing description is not complete and is qualified in its entirety by reference to the full New Term Loan Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and to the New Guarantee and Collateral Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, both incorporated herein by reference. The representations and warranties of the Company and its subsidiaries in the New Term Loan Facility and the New Guarantee and Collateral Agreement were made only for purposes of those agreements and as of specific dates and were solely for the benefit of the lenders party thereto. The New Term Loan Facility and the New Guarantee and Collateral Agreement are contractual documents that establish and govern the legal relations among the parties thereto and are not intended to be sources of factual, business, or operational information about the Company or its subsidiaries. The representations and warranties made by the Company and its subsidiaries in the New Term Loan Facility and the New Guarantee and Collateral Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 29, 2015, HMH, a wholly owned subsidiary of the Company, completed the acquisition (the “Acquisition”) of the assets comprising the Educational Technology and Services business (the “Business”) of Scholastic Corporation (the “Parent Seller”), and Scholastic Inc., a wholly owned subsidiary of the Parent Seller (a “Seller” and, together with the Parent Seller, the “Sellers”), pursuant to the Stock and Asset Purchase Agreement (the “Acquisition Agreement”), dated April 23, 2015, between HMH and the Sellers.

In connection with the completion of the Acquisition, HMH paid to the Sellers an aggregate purchase price of $575,000,000 in cash, subject to adjustment, which was partially financed with a portion of the proceeds from the New Term Loan Facility. $34,500,000 of the purchase price was deposited into an escrow account to be held for 18 months as security for potential indemnification obligations of the Sellers. Portions of such escrow will be released periodically during the 18-month period upon fulfillment of certain service levels under a transition services agreement entered into as of May 29, 2015 between the Sellers and HMH for the provision of certain transition support services by the Sellers to the Business and HMH after the closing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the New Term Loan Facility provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 8.01.	Other Events.

Stock Repurchase Program

Effective May 29, 2015, upon the closing of the New Term Loan Facility, the Company’s existing stock repurchase program was increased from a total authorization of $200 million to $500 million (of which $150 million has already been used in connection with the previously announced repurchase of shares from certain stockholders affiliated with Paulson & Co. Inc.). The stock repurchase program may be executed over a period of two years from the program’s increased authorization. Repurchases under the program may be made from time to time in open market or privately negotiated transactions. The extent and timing of any such repurchases would generally be at the Company’s discretion and subject to market conditions, applicable legal requirements and other considerations.

Press Release

On May 29, 2015, the Company issued a press release to announce the closing of the Acquisition and the New Term Loan Facility, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1

Stock and Asset Purchase Agreement dated as of April 23, 2015, by and among Houghton Mifflin Harcourt Publishing Company, as Purchaser, Scholastic Corporation, as Parent Seller, and Scholastic Inc., as Seller (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36166) filed with the Securities and Exchange Commission on April 24, 2015).

Certain schedules and similar attachments to this Exhibit 2.1 have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the Securities and Exchange Commission upon its request.

10.1	Amended and Restated Term Loan Credit Agreement, dated as of May 29, 2015, by and among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, certain other subsidiaries of Houghton Mifflin Harcourt Company, as subsidiary guarantors, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent.

10.2	Amended and Restated Term Facility Guarantee and Collateral Agreement, dated as of May 29, 2015, by and among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, the subsidiaries of Houghton Mifflin Harcourt Company from time to time party thereto and Citibank, N.A., as collateral agent.

99.1	Press release, dated May 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated: May 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1

Stock and Asset Purchase Agreement dated as of April 23, 2015, by and among Houghton Mifflin Harcourt Publishing Company, as Purchaser, Scholastic Corporation, as Parent Seller, and Scholastic Inc., as Seller (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36166) filed with the Securities and Exchange Commission on April 24, 2015).

Certain schedules and similar attachments to this Exhibit 2.1 have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the Securities and Exchange Commission upon its request.

10.1	Amended and Restated Term Loan Credit Agreement, dated as of May 29, 2015, by and among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, certain other subsidiaries of Houghton Mifflin Harcourt Company, as subsidiary guarantors, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent.

10.2	Amended and Restated Term Facility Guarantee and Collateral Agreement, dated as of May 29, 2015, by and among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, the subsidiaries of Houghton Mifflin Harcourt Company from time to time party thereto and Citibank, N.A., as collateral agent.

99.1	Press release, dated May 29, 2015.

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